UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Vodafone Group Public Limited Company

(Exact name of registrant as specified in its charter)

England	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Vodafone House, The Connection Newbury, Berkshire	RG14 2FN
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
2.500% Notes due September 2022	The NASDAQ Stock Market LLC
2.950% Notes due February 2023	The NASDAQ Stock Market LLC
3.750% Notes due 16 January 2024	The NASDAQ Stock Market LLC
US$1,000,000,000 Floating Rate Notes due 16 January 2024	The NASDAQ Stock Market LLC
4.125% Notes due 30 May 2025	The NASDAQ Stock Market LLC
4.375% Notes due 30 May 2028	The NASDAQ Stock Market LLC
6.250% Notes due November 2032	The NASDAQ Stock Market LLC
6.150% Notes due February 2037	The NASDAQ Stock Market LLC
5.000% Notes due 30 May 2038	The NASDAQ Stock Market LLC
4.375% Notes due February 2043	The NASDAQ Stock Market LLC
5.250% Notes due 30 May 2048	The NASDAQ Stock Market LLC
4.875% Notes due 19 June 2049	The NASDAQ Stock Market LLC
5.125% Notes due 19 June 2059	The NASDAQ Stock Market LLC
Fixed to Float 7.00% Notes due April 2079	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

                                  (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933:

•                  a prospectus supplement, dated November 19, 2002, relating to its 6.250% Notes due 2032, which are to be registered hereunder, to a prospectus dated November 30, 2000 (the “2000 Prospectus”) filed under Rule 424(b) and forming a part of the Registrant’s Registration Statement on Form F-3 (File No. 333-10762).

•                  a prospectus supplement, dated February 20, 2007, relating to its 6.150% Notes due February 2037, which are to be registered hereunder, to a prospectus dated September 1, 2006 (the “2006 Prospectus”) filed under Rule 424(b) and forming a part of the Registrant’s Registration Statement on Form F-3 (File No. 333-110941).

•                  a prospectus supplement, dated September 19, 2012, relating to its 2.500% Notes due September 2022, which are to be registered hereunder, to a prospectus dated July 28, 2010 (the “2010 Prospectus”) filed under Rule 424(b) and forming a part of the Registrant’s Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333-168347).

•                  a prospectus supplement, dated February 11, 2013, relating to its 2.950% Notes due February 2023 and its 4.375% Notes due February 2043, which are to be registered hereunder, to the 2010 Prospectus filed under Rule 424(b) and forming a part of the Registrant’s Registration Statement on Form F-3 (File No. 333-168347).

•                  a prospectus supplement, dated May 23, 2018, relating to its 3.750% Notes due 16 January 2024, 4.125% Notes due 30 May 2025, 4.375% Notes due 30 May 2028, U.S.$1,000,000,000 5.000% Notes due 30 May 2038, 5.250% Notes due 30 May 2048 and Floating Rate Notes due 16 January 2024, which are to be registered hereunder, to a prospectus dated July 31, 2017 (the “2017 Prospectus”) filed under Rule 424(b) and forming a part of the Registrant’s Registration Statement on Form F-3 (File No. 333-219583).

•                  a prospectus supplement, dated March 28, 2019, relating to its Fixed to Float 7.00% Notes due April 2079, which are to be registered hereunder, to the 2017 Prospectus filed under Rule 424(b) and forming a part of the Registrant’s Registration Statement on Form F-3 (File No. 333-219583).

•                  a prospectus supplement, dated June 12, 2019, relating to its 4.875% Notes due 19 June 2049 and 5.125% Notes due 19 June 2059, which are to be registered hereunder, to the 2017 Prospectus filed under Rule 424(b) and forming a part of the Registrant’s Registration Statement on Form F-3 (File No. 333-219583).

Each of the prospectus supplements referenced above, a “Prospectus Supplement” and each of the 2000 Prospectus, 2006 Prospectus, 2010 Prospectus, and 2017 Prospectus, a “Prospectus”.

The Registrant incorporates by reference each Prospectus Supplement and each Prospectus to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to the information set forth under the headings “Description of Notes” in each Prospectus Supplement and under “Description of Debt Securities We May Offer” and “Taxation” in each Prospectus.

Item 2. Exhibits.

The Registrant’s Notes are expected to be listed on The Nasdaq Stock Market LLC (“NASDAQ”). Accordingly, copies of the following exhibits shall be filed with each copy of this Registration Statement filed with the Commission or with NASDAQ, subject to Rule 12b-32 regarding the incorporation of exhibits by reference.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:

1.1                            Indenture, dated as of February 10, 2000, between Vodafone Group Plc and The Bank of New York Mellon (as successor trustee to Citibank, N.A. pursuant to an Agreement of Resignation, Appointment and Acceptance dated July 24, 2007 between Vodafone Group Plc, The Bank of New York Mellon and Citibank N.A.), including forms of debt securities (incorporated by reference to Exhibit 4(a) of Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form F-3 (File No. 333-10762), filed with the Securities and Exchange Commission on November 24, 2000).

1.2                            Officer’s Certificate of the Registrant pursuant to Section 301 of the Indenture, dated November 26, 2002, setting forth the terms of its 6.250% Notes due 2032 (incorporated by reference to Exhibit 1.2 of Form 8-A (File No. 001-10086), filed with the Securities and Exchange Commission on November 27, 2002).

1.3                            Officer’s Certificate of the Registrant pursuant to Section 301 of the Indenture, dated February 27, 2007, setting forth the terms of its 6.150% Notes due February 2037 (incorporated by reference to Exhibit 1.2 of Form 8-A (File No. 001-10086), filed with the Securities and Exchange Commission on February 27, 2007).

1.4                            Officer’s Certificate of the Registrant pursuant to Section 301 of the Indenture, dated September 26, 2012, setting forth the terms of its 2.500% Notes due September 2022 (incorporated by reference to Exhibit 1.2 of Form 8-A (File No. 001-10086), filed with the Securities and Exchange Commission on September 26, 2012).

1.5                            Officer’s Certificate of the Registrant pursuant to Section 301 of the Indenture, dated February 19, 2013, setting forth the terms of its 2.950% Notes due February 2023 and its 4.375% Notes due February 2043 (incorporated by reference to Exhibit 1.2 of Form 8-A (File No. 001-10086), filed with the Securities and Exchange Commission on February 19, 2013).

1.6                            Officer’s Certificate of the Registrant pursuant to Section 301 of the Indenture, dated May 30, 2018, setting forth the terms of its 3.750% Notes due 16 January 2024, 4.125% Notes due 30 May 2025, 4.375% Notes due 30 May 2028, 5.000% Notes due 30 May 2038, 5.250% Notes due 30 May 2048 and U.S.$1,000,000,000 Floating Rate Notes due 16 January 2024 (incorporated by reference to Exhibit 1.2 of Form 8-A (File No. 001-10086), filed with the Securities and Exchange Commission on May 30, 2018).

1.7                            Officer’s Certificate of the Registrant pursuant to Section 301 of the Indenture, dated April 4, 2019, setting forth the terms of its Fixed to Float 7.00% Notes due April 2079 (incorporated by reference to Exhibit 1.2 of Form 8-A (File No. 001-10086), filed with the Securities and Exchange Commission on April 4, 2019).

1.8                            Officer’s Certificate of the Registrant pursuant to Section 301 of the Indenture, dated June 19, 2019, setting forth the terms of 4.875% Notes due 19 June 2049 and 5.125% Notes due 19 June 2059 (incorporated by reference to Exhibit 1.2 of Form 8-A (File No. 001-10086), filed with the Securities and Exchange Commission on June 19, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	Vodafone Group Public Limited Company

Date:	September 23, 2019

By:	/s/ Rosemary Martin

Name:	Rosemary Martin

Title:	Group General Counsel and Company Secretary

INDEX TO EXHIBITS

Exhibit No.	Exhibit

1.1

Indenture, dated as of February 10, 2000, between Vodafone Group Plc and The Bank of New York Mellon (as successor trustee to Citibank, N.A. pursuant to an Agreement of Resignation, Appointment and Acceptance dated July 24, 2007 between Vodafone Group Plc, The Bank of New York Mellon and Citibank N.A.), including forms of debt securities (incorporated by reference to Exhibit 4(a) of Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form F-3 (File No. 333-10762), filed with the Securities and Exchange Commission on November 24, 2000).

1.2

Officer’s Certificate of the Registrant pursuant to Section 301 of the Indenture, dated November 26, 2002, setting forth the terms of its 6.250% Notes due 2032 (incorporated by reference to Exhibit 1.2 of Form 8-A (File No. 001-10086), filed with the Securities and Exchange Commission on November 27, 2002).

1.3

Officer’s Certificate of the Registrant pursuant to Section 301 of the Indenture, dated February 27, 2007, setting forth the terms of its 6.150% Notes due February 2037 (incorporated by reference to Exhibit 1.2 of Form 8-A (File No. 001-10086), filed with the Securities and Exchange Commission on February 27, 2007).

1.4

Officer’s Certificate of the Registrant pursuant to Section 301 of the Indenture, dated September 26, 2012, setting forth the terms of its 2.500% Notes due September 2022 (incorporated by reference to Exhibit 1.2 of Form 8-A (File No. 001-10086), filed with the Securities and Exchange Commission on September 26, 2012).

1.5

Officer’s Certificate of the Registrant pursuant to Section 301 of the Indenture, dated February 19, 2013, setting forth the terms of its 2.950% Notes due February 2023 and its 4.375% Notes due February 2043 (incorporated by reference to Exhibit 1.2 of Form 8-A (File No. 001-10086), filed with the Securities and Exchange Commission on February 19, 2013).

1.6

Officer’s Certificate of the Registrant pursuant to Section 301 of the Indenture, dated May 30, 2018, setting forth the terms of its 3.750% Notes due 16 January 2024, 4.125% Notes due 30 May 2025, 4.375% Notes due 30 May 2028, 5.000% Notes due 30 May 2038, 5.250% Notes due 30 May 2048 and U.S.$1,000,000,000 Floating Rate Notes due 16 January 2024 (incorporated by reference to Exhibit 1.2 of Form 8-A (File No. 001-10086), filed with the Securities and Exchange Commission on May 30, 2018).

1.7

Officer’s Certificate of the Registrant pursuant to Section 301 of the Indenture, dated April 4, 2019, setting forth the terms of its Fixed to Float 7.00% Notes due April 2079 (incorporated by reference to Exhibit 1.2 of Form 8-A (File No. 001-10086), filed with the Securities and Exchange Commission on April 4, 2019).

1.8

Officer’s Certificate of the Registrant pursuant to Section 301 of the Indenture, dated June 19, 2019, setting forth the terms of 4.875% Notes due 19 June 2049 and 5.125% Notes due 19 June 2059 (incorporated by reference to Exhibit 1.2 of Form 8-A (File No. 001-10086), filed with the Securities and Exchange Commission on June 19, 2019).